                              ZIONS BANCORPORATION
               1380 Kennecott Building, Salt Lake City, Utah 84133

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 26, 1996


To the Shareholders:

         The Annual Meeting of the Shareholders of Zions Bancorporation (the "Company") will be held in the Founders' Room of Zions First National Bank, One South Main Street, Salt Lake City, Utah, on Friday, April 26, 1996, at 1:30 p.m. for the following purposes:

         1. To elect directors for the terms specified in the attached Proxy Statement (Proposal 1);

         2. To approve the Zions Bancorporation Non-Employee Directors Stock Option Plan (Proposal 2);

         3. To approve the appointment of independent auditors for the year 1996 (Proposal 3); and

         4. To transact such other business as may properly come before the meeting (Proposal 4).

         Your proxy is being solicited by the Board of Directors. For the reasons stated herein, your Board of Directors unanimously recommends that you vote "for" these proposals.

         A Proxy Statement, Proxy Card, and a copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1995, accompany this notice.

         IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON SHOULD IMMEDIATELY SIGN, DATE AND MAIL THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

         The prompt return of proxies will save the Company the expense of further requests for proxies which might otherwise be necessary in order to ensure a quorum.

By order of the Board of Directors

Gary L. Anderson
Secretary


Salt Lake City, Utah
March 27, 1996

                                 PROXY STATEMENT

                              ZIONS BANCORPORATION
               1380 Kennecott Building, Salt Lake City, Utah 84133

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 26, 1996


                              VOTING AT THE MEETING
      Your proxy is solicited by your Board of Directors. It will be voted as you direct. If no contrary direction is given, your proxy will be voted:

            -    FOR the election of directors listed below;
            - FOR the approval of the Zions Bancorporation Non-Employee Directors Stock Option Plan described in this Proxy Statement; and
            - FOR approval of the selection of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 1996.

         You may revoke your proxy at any time before it is voted by giving written notice to the Secretary, Zions Bancorporation, or by mailing a later-dated proxy or by voting in person at the meeting.

         The only shares that may be voted are the 14,500,299 shares of common stock outstanding at the close of business on February 27, 1996, the record date for the meeting. Each share is entitled to one vote.

         Shareholders may expressly abstain from voting on Proposals 2, 3 and 4 in the accompanying Notice of Annual Meeting of Shareholders. Where some or all of the shares represented by the duly executed and returned proxy of a broker or other nominee are not voted on one or more items pursuant to the rules of the national securities exchange of which the nominee is a member or of the National Association of Securities Dealers or otherwise, the shares will be treated as represented at the meeting but not voted. On all matters other than the election of directors, the action will be approved if a quorum is present and the number of shares voted in favor of the action exceeds the number of shares voted against the action.

         The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail, telephone, or telegraph, but will receive no extra compensation for doing so. This Proxy Statement is first being mailed to the shareholders of Zions Bancorporation on or about March 27, 1996.

                      NOMINATION AND ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         It is intended that the proxies received will be voted for the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Directors are elected by a plurality of the votes cast at the meeting, with the four persons receiving the highest number of votes to be elected.

         The following persons are nominated for election as directors for the specified term, and until their successors are elected and qualified, and will, together with other directors presently in office, constitute the entire elected Board of Directors:

                                 Three-year Term
                                 Jerry C. Atkin
                                Grant R. Caldwell
                                 Roy W. Simmons
                               Dale W. Westergard

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

         The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:

                                                                                            PRESENT
                                                                              DIRECTOR       TERM
NOMINEES                  PRINCIPAL OCCUPATION DURING PAST FIVE YEARS          SINCE        EXPIRES      AGE
--------                  -------------------------------------------         --------      -------      ---
Jerry C. Atkin(3)         Chairman, President and Chief Executive               1993          1996       47
                          Officer, SkyWest Airlines, St. George, Utah.

Grant R. Caldwell(1)      Retired, former Partner, KMG Main Hurdman, Salt       1993          1996       71
                          Lake City, Utah.

Roy W. Simmons(2,4)       Chairman of the Company; Chairman of the Board        1961          1996       80
                          of Directors of Zions First National Bank;
                          Member of the Board of Directors of Beneficial
                          Life Insurance Co.; Director, Ellison Ranching
                          Co.

Dale W. Westergard(3)     Retired/Former Executive Vice President of the        1984          1996       70
                          Company; Member of the Board of Directors of
                          Zions First National Bank.

DIRECTORS WITH UNEXPIRED TERMS OF OFFICE

R. D. Cash(2)             Chairman, President and Chief Executive Officer       1989          1997       53
                          of Questar Corporation, Salt Lake City, Utah;
                          Member of the Board of Directors of Zions First
                          National Bank.

Richard H. Madsen(1)      President and Chief Executive Officer, ZCMI.          1994          1997       57

Roger B. Porter(1,3)      IBM Professor of Business and Government,             1993          1998       49
                          Harvard, University; Assistant to the President
                          for Domestic and Economic Affairs, The White
                          House, 1989-1992.

Robert G. Sarver(4)       Principal, Southwest Value Partners and               1994          1997       34
                          Affiliates; Chairman and Chief Executive
                          Officer of G B Bancorporation effective October
                          1995; President, National Bank of Arizona,
                          1992-1994; Vice Chairman, National Bank of
                          Arizona, 1990-1992.

Harris H. Simmons(2,5)    President and Chief Executive Officer of the          1989          1997       41
                          Company; President, Chief Executive Officer,
                          and Member of the Board of Directors of Zions
                          First National Bank; Member of the Board of
                          Directors of Questar Corporation.

L.E. Simmons(4,5)         President, SCF Investment Partners and L.E.           1978          1998       49
                          Simmons & Associates, Inc. (Private Equity
                          Investment Management), Houston, Texas.

I.J. Wagner(1,2)          President, The Keystone Company (Corporate            1965          1998       80
                          Investments), Salt Lake City, Utah.

(1) Member of the Audit Committee
(2) Member of the Executive Committee
(3) Member of the Executive Compensation Committee
(4) Member of the Credit Review/Compliance Committee
(5) Son of Roy W. Simmons

                            COMPENSATION OF DIRECTORS

         The Company's outside directors currently receive a $12,000 annual retainer and $600 for each regular and special meeting attended. Members of the committees receive $500 for each committee meeting attended. The Chairman of the Audit Committee receives an additional $6,000 annual retainer and members of the Audit Committee receive an additional $3,000 annual retainer. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for meetings of the Board of Directors or its committees.

         The Company maintains a Deferred Compensation Plan for directors whereby a director may elect to defer receipt of all or a portion of his compensation until retirement or resignation from the Board. The director may elect to invest the deferred fees in an interest-bearing unsecured note, or in "phantom" stock, whereby the earnings will be calculated as if the deferred compensation had been invested in the Company's common stock (although an actual investment is not made and settlement is made only in cash).

                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held eight meetings during the fiscal year ending December 31, 1995. Of the Board's four standing committees, the Executive Committee did not meet, the Audit Committee met four times, the Executive Compensation Committee met once, and the Credit Review/Compliance Committee met four times during the fiscal year ending December 31, 1995. Membership in these committees is indicated above in the listing of directors. Average attendance at board and committee meetings held during the year was 97%. The Company has no nominating committee, nor does any other established committee act in that capacity.

         The Executive Committee reviews projects or proposals which require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals for which it would not be practicable to delay action pending approval of the entire Board. The Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws, adopt a plan of merger, or to recommend to shareholders the sale of all or substantially all of the Company's assets.

         The Audit Committee reviews and discusses the plan for, and results of, the annual audit with the Company's independent auditors and approves non-audit services provided by them. The Committee also reviews the Company's internal auditing, control and accounting systems. In addition, the Committee makes recommendations to the Board concerning the selection of independent auditors.

         The Executive Compensation Committee fixes the compensation of corporate executive officers and approves any employment or consulting contracts with corporate officers who are not also directors.

         The Credit Review/Compliance Committee is a joint committee of the Company and Zions First National Bank. The Committee monitors the results of internal credit examinations, and reviews adherence to policies established by the Board and by management with respect to lending, as well as with respect to general management issues.

                       EXECUTIVE OFFICERS OF THE COMPANY

         The following information is furnished with respect to certain of the executive officers of the Company.

                                                                                     OFFICER
INDIVIDUAL                PRINCIPAL OCCUPATION DURING PAST FIVE YEARS**               SINCE           AGE
----------                ---------------------------------------------              -------          ---
Roy W. Simmons*           Chairman of the Company; Chairman of the Board of          1961              80
                          Directors of Zions First National Bank; Member of the
                          Board of Directors of Beneficial Life Insurance Co.

Harris H. Simmons*        President and Chief Executive Officer of the Company;      1981              41
                          President, Chief Executive Officer and Member of the
                          Board of Directors of Zions First National Bank; Member
                          of the Board of Directors of Questar Corporation.

Gary L. Anderson          Senior Vice President, Chief Financial Officer and         1988              53
                          Secretary of the Company; Executive Vice President
                          and Secretary of the Board of Directors of Zions
                          First National Bank.

Danne L. Buchanan         Senior Vice President of the Company; President            1995              38
                          of Zions Data Service Company; prior to March 1995,
                          Senior Vice President and General Manager of Zions
                          Data Service Company.

Gerald J. Dent            Senior Vice President of the Company; Executive Vice       1987              54
                          President of Zions First National Bank.

John J. Gisi              Senior Vice President of the Company; Chairman and         1994              50
                          Chief Executive Officer of National Bank of Arizona.

Clark B. Hinckley         Senior Vice President of the Company; prior to             1994              48
                          March 2, 1994, President of Zions First National Bank
                          of Arizona.

George Hofmann III        Senior Vice President of the Company; President and        1995              46
                          Chief Executive Officer of Nevada State Bank; Prior
                          to April 1995, Senior Vice President of Zions First
                          National Bank.

*Roy W. Simmons (Chairman of the Company) is the father of L. E. Simmons (a member of the Board of Directors of the Company) and Harris H. Simmons (President and Chief Executive Officer of the Company).

**Officers are elected for indefinite terms of office and may be replaced at the discretion of the Board of Directors.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth as of February 27, 1996, the record and beneficial ownership of the Company's common stock by the principal common shareholders of the Company.

                                                                                    Common Stock
Name and Address                                   Type of Ownership         No. of Shares    % of Class
----------------                                   -----------------         -------------    ----------
Roy W. Simmons, David E. Simmons,                  Record                        614,132         4.24%
  Harris H. Simmons, I. J. Wagner,
  and Louis H. Callister, Jr., as
  Voting Trustees(1)
         One South Main Street
         Salt Lake City, Utah 84111

Roy W. Simmons                                     Record and Beneficial         423,721         2.91%
         One South Main Street                     Beneficial(2)                 635,238         4.36%
         Salt Lake City, Utah 84111                                            ---------         -----
                                                                               1,058,959         7.27%

Zions First National Bank                          Record(3)                   1,107,956         7.64%
         One South Main Street
         Salt Lake City, Utah 84111

--------------------------
 (1) The voting trust will expire on December 31, 1996, unless sooner terminated by a vote of two-thirds of the shares deposited under the voting trust. The voting trustees, three of the five of whom are directors of Zions and/or its subsidiaries, have exclusive voting rights with respect to the shares, and have the further right to sell any or all of the shares after consultation with the beneficial owners as to their desires regarding such sale and the price thereof. The beneficial owners may transfer their voting trust certificates, but are prohibited from selling any of the underlying shares held by the voting trustees without the consent of a majority of the voting trustees. The addresses of the voting trustees are as follows: Roy
         W. Simmons, 1 South Main Street, Salt Lake City, Utah; David E. Simmons, 1000 Kennecott Building, Salt Lake City, Utah; Harris H. Simmons, 1 South Main Street, Salt Lake City, Utah; I. J. Wagner, 680 Kennecott Building, Salt Lake City, Utah; and Louis H. Callister, Jr., 900 Kennecott Building, Salt Lake City, Utah.
 (2) Includes Roy W. Simmons' beneficial ownership interest in 89,084 shares deposited with the voting trust referred to in note (1) above, and 497,844 shares held by a company in which Mr. Simmons serves as a director.
 (3) These shares are owned of record as of February 27, 1996, by Zions First National Bank, a subsidiary of the Company, in its capacity as fiduciary for various trust and advisory accounts. Of the shares shown, Zions First National Bank has sole voting power with respect to a total of 776,743 shares (5.36% of the class) it holds as trustee for the Zions Bancorporation Employee Stock Savings Plan, the Zions Bancorporation Employee Investment Savings Plan, and the Zions Bancorporation Profit Sharing Plan. Zions First National Bank also acts as trustee for the Zions Bancorporation Dividend Reinvestment Plan, which holds 253,136 shares (1.75% of the class) and the Zions Bancorporation PAYSOP Plan, which holds 78,077 shares (.54% of the class) as to which Zions First National Bank does not have or share voting power.

         Set forth below is the beneficial ownership, as of February 27, 1996, of the Company's common stock by each of the Company's directors, and all directors and officers as a group.

                                                     No. of Shares                     % of
         Directors                                 Beneficially Owned                  Class
         ---------                                 ------------------                  -----
         Jerry C. Atkin                                  1,700                         *(1)
         R. D. Cash                                      6,000                         *(1)
         Grant R. Caldwell                               1,000                         *(1)
         Richard H. Madsen                              49,129                         *(1)
         Roger B. Porter                                   --                          *(1)
         Robert G. Sarver                               115,577                        *(1)
         Harris H. Simmons                           578,381(2)(4)                     3.97
         L. E. Simmons                               535,288(2)(4)                     3.67
         Roy W. Simmons                             1,058,959(2)(4)                    7.27
         I. J. Wagner                                 103,028(2)                       *(1)
         Dale W. Westergard                             40,391                         *(1)
         All directors and officers
            as a group (32 persons)                   2,344,408(3)                     16.09

-------------------------
  (1)    Immaterial percentage of ownership
  (2) Totals shown do not include shares of which the following persons may be deemed beneficial owners as trustees of the Zions Bancorporation Voting Trust in the respective amounts as follows: Roy W. Simmons (525,048 shares); Harris H. Simmons (606,772 shares); and I. J. Wagner (554,132 shares). Such persons disclaim beneficial ownership in such shares.
  (3)    Includes all 614,132 shares held by the Zions Bancorporation Voting
         Trust.
  (4) Totals include 497,844 shares attributed to each individual through serving as a director in a company holding such shares in the Company. Of such 497,844 shares attributed to Harris H. Simmons, Mr. Simmons holds an option to acquire 46,698 shares, all of which are vested and presently exercisable.


         Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. The secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 1995 through December 31, 1995, its officers and directors were in compliance with all applicable filing requirements, except that Mr. John J. Gisi filed an amended report correcting his disclosure of the number of shares held in his behalf in the Zions 401-K plan as of December 31, 1994, and Mr. W. David Hemmingway filed a late report on the exercise of stock options.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table shows compensation earned from the Company for services rendered during fiscal years 1995, 1994 and 1993 for the person who was chief executive officer at the end of the last fiscal year, and the four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 in 1995.

SUMMARY COMPENSATION TABLE

                                                                           Long-term
                                                 Annual                  Compensation
                                             Compensation(1)                Awards
                                            -----------------         ------------------
                                                                                  Securities        All Other
                                             Salary        Bonus     Value-       Underlying       Compensation
Name and Principal Position        Year  ($)(2)(3)(4)    ($)(4)(5)  ($)Share(7)  Options(#)(6)   ($)(4)(8)(9)(10)
---------------------------        ----  -------------  ----------  --------     -------------  -------------------
Harris H. Simmons                  1995        355,326     170,000    84,950           5,000           19,790
    President and Chief Executive  1994        322,524     155,000         0           5,000           10,132
    Officer, Zions Bancorporation  1993        289,531     170,000         0               0            8,151

John J. Gisi(11)(12)               1995        194,904      90,000         0           5,000           10,560
    Senior Vice President, Zions   1994        200,335      80,000         0           3,250           67,367
    Bancorporation; Chairman and   1993              0           0         0               0                0
    Chief Executive Officer of
    National Bank of Arizona

A. Scott Anderson                  1995        190,349      87,500    67,960           2,000            9,449
    Executive Vice President,      1994        184,199      70,000         0           3,500           10,580
    Zions First National Bank      1993        175,489      58,000         0               0           10,310

John B. D'Arcy                     1995        152,897      58,000    67,960           1,750           14,284
    Executive Vice President,      1994        147,428      56,000         0           2,750           11,185
    Zions First National Bank      1993        132,580      55,000         0               0            9,265

W. David Hemmingway                1995        162,689      73,000    67,960           1,750           12,918
    Executive Vice President,      1994        158,100           0         0           3,500           13,869
 Zions First National Bank         1993        143,078      70,000         0               0            6,987

-------------------------

(1) The column for other annual compensation has been omitted since the only items reportable thereunder for the named persons are perquisites, which did not exceed the lesser of $50,000 or 10% of salary and bonus for any of the named persons.
(2) See "Certain Relationships and Related Transactions" regarding non-qualified stock option income for Harris H. Simmons and John J. Gisi recognized in 1995.

(3) Includes all contributions to the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, and Employee Medical Plan made through salary reductions and deferrals.
(4) All employees of the Company who have at least one year of service, have worked at least 1,000 hours in the previous twelve months, and are at least twenty-one years of age are eligible to participate in the Company's Employee Stock Savings Plan and the Company's Employee Investment Savings Plan, which are defined contribution plans qualified under 401(k) of the Internal Revenue Code. The plans require contributions from participants in increments of one percent of compensation, up to a maximum of fifteen percent. Contributions made under the Employee Stock Savings Plan are aggregated with contributions made under the Employee Investment Savings Plan for purposes of establishing the maximum contribution limitation, which is fifteen percent. If the participant elects to have his contributions invested in the Company's common stock through the Employee Stock Savings Plan, the Company shall contribute to the participant's account an amount equal to fifty percent of the participant's contribution, up to five percent of the participant's compensation. The Company shall contribute an additional amount equal to twenty-five percent of the participant's contribution to the Employee Investment Savings Plan, approximately five to ten percent of the participant's compensation. Additional contributions of up to five percent of compensation may be made by a participant but are not matched by the Company. The Company's contributions are determined by reference to the employees' contributions and are not discretionary. Vesting occurs upon contribution; however, distribution of Company contributions is made only upon retirement, permanent disability, death, termination of employment, or special hardship situations. Participant contributions are included in amounts shown as "Salary," above. The Company's matching contributions are included under "All Other Compensation," above. For each of the persons named above, the amounts accrued for 1995, 1994 and 1993 were as follows, respectively: Mr. Simmons, $14,316, $6,031 and $1,948; Mr. Anderson, $3,160, $5,158 and
     $2,936; Mr. D'Arcy, $8,144, $4,975 and $2,401; Mr. Hemmingway, $6,995,
     $8,786 and $1,137. For Mr. Gisi, who joined the Company in 1994, the amount accrued for 1995 and 1994 was $7,200 and $4,620.
(5) Cash bonuses are reported in the year earned but are paid in the following year. Bonuses for Mr. Harris H. Simmons are established by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee"). Bonuses for the other named officers are recommended by Mr. Simmons and approved by the Compensation Committee. Bonuses are discretionary, but are generally based upon the operating results of the Company and the performance of the individuals.
(6) Options shown were issued under the Company's Incentive Stock Option Plan. The plan is administered by the Compensation Committee. Options granted have an exercise price equal to the fair market value on the date of grant, vest over a term of three to five years, and expire in six years.
(7) Does not include amounts accrued by the Company against its potential future liability under the Senior Management Value- Sharing Plan, a deferred bonus plan for senior management. Awards funds were established under the plan in 1991, 1992, 1993, 1994, and 1995 and members of senior management were granted units of participation in each award fund. Payouts under the plan with respect to each award fund occur four years following the establishment of such fund, and are determined by applying a formula established in connection with each award fund to the Company's average return on equity and average per-share earnings during the four-year period. The Company intends to establish award funds on similar terms in future years. The Company estimates its annual accrual against future payout under the plan each year by applying the formula established for each award fund by the Board of Directors to the Company's performance in the year. Through December 31, 1994, no amounts were paid out under the plan. A payout occurred under the plan in 1995. Payouts are reported in the above table under "Long-term Compensation Awards." For each of the persons named above, the amounts accrued for 1995, 1994 and 1993 were as follows, respectively: Mr. Simmons, $211,192, $127,731 and $101,024; Mr. Anderson, $151,769, $95,793 and $78,632; Mr. D'Arcy, $147,845, $95,793 and $78,632;
     Mr. Hemmingway, $147,845, $95,793, and $78,632. For Mr. Gisi, who joined the Company in 1994, the amount accrued for 1995 and 1994 was $76,013 and $19,372. See "Long-term Incentive Plan Awards in Fiscal 1995," that follows.
(8) Includes amounts accrued under the Company's noncontributory Supplemental Retirement Plan for officers of the Company and officers of certain subsidiary companies who are second vice presidents or above. Benefits to be paid at normal retirement age (65) are $5,000 per year for a period of ten years for second vice presidents or equivalent other rank, $10,000 per year for a period of ten years for vice presidents or equivalent other rank, and $20,000 per year plus a discretionary portion for all senior vice presidents and above. These benefits do not vest prior to attainment of normal retirement age, and will not normally be paid if the employee terminates for any reason prior to normal retirement age other than death, or, in the discretion of the Board of Directors, upon early retirement. For each of the persons named above, the amounts accrued for 1995, 1994 and 1993 were as follows, respectively: Mr. Simmons, $1,503, $1,391 and $1,288; Mr. Anderson, $2,929, $2,712 and $2,511; Mr. D'Arcy, $3,780, $3,500 and
     $3,241; Mr. Hemmingway, $2,563, $2,373 and $2,197. Mr. Gisi, who joined the Company in 1994, does not participate in the Supplemental Retirement Plan.
(9) Amounts of All Other Compensation are amounts contributed or accrued for the named officers under the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, Supplemental Retirement Plan, and Employee Profit Sharing Plan.

(10) In 1992, the Board of Directors adopted the Zions Bancorporation Employee Profit Sharing Plan, a defined contribution plan, pursuant to which an award is made to all employees as a percentage of salary and bonus when the Company achieves annual profits representing a return on equity (net income divided by average shareholders' equity) target established by the Board of Directors of at least 14%. The minimum award is 1% of covered payroll at 14% return on equity, with the award to be a greater percentage of covered payroll if the return on equity is greater. Amounts accrued to the accounts of employees are invested in Company common stock. For each of the persons named above, the amounts accrued for 1995, 1994 and 1993 were as follows, respectively: Mr. Simmons, $3,360, $2,710 and 4,915; Mr. Anderson, $3,360, $2,710 and $4,863; Mr. D'Arcy, $3,360, $2,710 and $3,623; Mr. Hemmingway,
     $3,360, $2,710 and $3,653. For Mr. Gisi, who joined the Company in 1994, the amounts accrued for 1995 and 1994 were $3,360 and $0.
(11) Includes $62,747 in moving expenses paid to Mr. Gisi in 1994 preparatory to changing corporate headquarters for a subsidiary of the Company.
(12) Mr. Gisi's employment by the Company commenced with the acquisition by the Company of National Bancorp of Arizona, Inc. on January 14, 1994.

STOCK OPTION GRANTS IN FISCAL YEAR 1995

         The following table shows the number of shares with respect to which options were granted during 1995 to each of the named persons, together with the percentage of all grants to employees which the grant to the named person represents, the exercise price of such option, and the expiration date of the option.

                                                                         Potential Realizable Value at
                                                                         Assumed Annual Rates of Stock
                                                                             Price Appreciation for
                                      Individual Grants                          Option Term(1)
                            ---------------------------------------   ---------------------------------
                                          % of Total
                                            Options
                             Options      Granted to      Exercise
                             Granted       Employees       Price      Expiration
       Name                   (#)(2)    in Fiscal Year     ($/Sh)        Date        5% ($)     10% ($)
       ----                 ---------   --------------  -----------   ----------     ------     -------
Harris H. Simmons             5,000           7.20         42.625     04-27-2001     72,475     164,425
John J. Gisi                  5,000           7.20         42.625     04-27-2001     72,475     164,425
A. Scott Anderson             2,000           2.88         42.625     04-27-2001     28,990      65,770
John B. D'Arcy                1,750           2.52         42.625     04-27-2001     25,366      57,549
W. David Hemmingway           1,750           2.52         42.625     04-27-2001     25,366      57,549

-------------------------
(1) Potential unrealized value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the six-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
(2) The Company's Incentive Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 1995 were incentive stock options, have an exercise price equal to the fair market value on the date of grant, vest 25% per year beginning one year after date of grant, and have a term of six years. The Plan also provides for same-day sales, i.e., cashless exercises.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in 1995, the value realized through the exercise of such options, and the number of unexercised options held by such person, including both those which are presently exercisable, and those which are not presently exercisable.

                            Shares                          Number of
                           Acquired                     Shares Underlying        Value of Unexercised
                             Upon                          Unexercised                 In-the-
                            Option        Value              Options                Money Options
         Name            Exercise(#)   Realized($)      at 12-31-95(#)(1)          at 12-31-95($)(2)
         ----            -----------   -----------  -------------------------  -------------------------
                                                                      Not                       Not
                                                    Exercisable   Exercisable  Exercisable   Exercisable
                                                    -----------   -----------  -----------   -----------
Harris H. Simmons           12,500       388,500        7,750        8,750       415,438        340,000
John J. Gisi                20,000       807,632       13,212       20,038       909,710      1,177,738
A. Scott Anderson            3,500       199,500        4,375        4,625       231,875        181,563
John B. D'Arcy               2,500        60,513        1,875        4,375        91,563        172,056
W. David Hemmingway          7,000       307,500        2,675       11,575       152,438        640,156

-------------------------
(1) Of the shares shown as underlying unexercised options for Mr. Gisi, a total of 12,400 exercisable and 12,600 unexercisable represent options received in exchange for options of National Bancorp of Arizona, Inc. upon its acquisition by the Company.
(2) Potential unrealized value is (i) the fair market value at fiscal 1995 year-end ($80.25) less the option exercise price, times (ii) the number of shares.

LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1995

         The following table sets forth certain information regarding awards made in 1995 pursuant to the Company's Senior Management Value-Sharing Plan, which is a deferred bonus plan intended to encourage the creation of long-term shareholder value and promote teamwork among subsidiaries and divisions. The plan was established in 1991 by the Board of Directors upon the recommendation of the Compensation Committee. At that time, the Board established the 1991 award fund under the plan. Members of senior management were granted units of participation in the 1991 award fund. Payouts under the plan are to be determined by allocating the award fund among the holders of units of participation in proportion to the number of units held by the participant. The size of the award fund is to be determined according to a formula established for the award fund which uses the Company's average return on shareholders' equity (net income divided by average shareholders' equity) over the four-year period, beginning with fiscal 1991, to determine the amount of the award fund, with an adjustment based on the Company's aggregate earnings per share over that period. Relatively higher average returns on shareholders' equity, and relatively higher earnings per share will make the award fund larger. An additional award fund is proposed to be established each year, although future awards are subject to the discretion of the Compensation

Committee and the Board of Directors. Such additional award funds were established in 1992, 1993, 1994, and 1995.

         The award fund established in 1995 is to range in amount from $0 for an average return on shareholders' equity ("AROE") of 14% over the four years beginning in 1995, to a maximum of $4,616,000, corresponding to an AROE of 22% for such period. The award fund will then be adjusted by a factor determined by the aggregate earnings per share for such period ("AEPS"). If the AEPS is less than $20.76, the factor will be 0, and there will be no amounts paid under the plan. If the AEPS is greater than $20.76, the factor will be a number between 1 and a maximum of 1.33. Accordingly, the maximum aggregate of all payments possible under the 1995 award fund is $6,139,280. Adjustments are to be made for stock splits, stock dividends and other changes to the Company's capitalization.

         Each member of senior management designated by the Compensation Committee to participate in the award fund established for a given period has been awarded a number of performance units in the plan out of 120,000 units in total. The following table sets forth estimated future payouts for the named individuals under the award fund established in 1995 based on the following assumptions, respectively: the threshold amount represents the minimum amount payable under the plan ($0); the target amount represents a calculation based on the assumptions that the Company's AROE for each of fiscal years 1996-1998 will be equivalent to the Company's AROE in fiscal 1995 (as to which there can be no assurance) and that an AEPS of $22.12 will be achieved, which is the equivalent of the 1995 EPS being earned in each of the four years (also as to which there can be no assurance); and the maximum amount represents the maximum possible amount payable to the named individuals from the award fund established under the plan in 1995.

                                                                Estimated Future Payout
                                                           Under Non-stock Price-based Plans
                                                           ---------------------------------
                            Number of      Performance
                           Performance     Period Until     Threshold    Target     Maximum
        Name                  Units           Payout           ($)         ($)        ($)
      --------             -----------     ------------    -----------  ---------  ---------
Harris H. Simmons             7,800          4 Years            0        237,276    399,126
John J. Gisi                  5,000          4 Years            0        152,100    255,850

A. Scott Anderson             5,500          4 Years            0        167,310    281,435
John B. D'Arcy                5,000          4 Years            0        152,100    255,850
W. David Hemmingway           5,000          4 Years            0        152,100    255,850

RETIREMENT PLAN

         The Company's retirement plan covers substantially all full-time employees who have five years or more of service with the Company. The retirement plan is a defined benefit plan. It provides a retirement income for participating employees according to a formula which takes into account an employee's average annual compensation and years of service with the Company. Compensation for these purposes includes salary, bonuses and payouts under incentive plans. Subject to certain minimum provisions, the annual benefit payable upon normal retirement at age 65 is:

         1. The number of years of benefit service that the employee has accrued in the plan up to December 31, 1991, multiplied by the average of the highest consecutive five years of compensation up to December 31, 1991, and multiplied by a factor of .0165; PLUS

         2. Each year's annual compensation subsequent to December 31, 1991, individually multiplied by a factor of .0165.

         The maximum benefits payable pursuant to the Company's retirement plan are limited by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Under current regulations, annual benefits would be capped at $120,000 per year and earnings for the purpose of determining benefits cannot exceed $150,000. On December 28, 1994, to be effective from January 1, 1994, the Company adopted its Executive Management Pension Plan, which is a supplemental executive retirement plan (the "SERP"), to restore pension benefits limited by the Code sections referred to above. The SERP is an unfunded, nonqualified plan under which benefits are paid from the Company's general assets. The Board of Directors determines the participants in the SERP from among those employees of the Company who are or have been, on or after the effective date of the SERP, members of the Company's Executive Management Committee and who (1) are employed in a management position with the Company having principal responsibility for the management, direction and success of the Company as a whole or a particular business unit thereof, or (2) are highly compensated employees of the Company within the meaning of ERISA Section 401.

         The following table illustrates the estimated annual benefits payable under the plan in various classifications as to remuneration and years of service upon retirement based on a combination of the basic pension plan and the SERP.

PENSION PLAN TABLE

                                                         Years of Service*
                   -----------------------------------------------------------------------------------------------
                    6 Yrs to '91        6 Yrs to '91        6 Yrs to '91        6 Yrs to '91        6 Yrs to '91
    Average        9 Yrs after '91    14 Yrs after '91    19 Yrs after '91    24 Yrs after '91    29 Yrs after '91
Annual Earnings        15 Years           20 Years            25 Years             30 years           35 years
---------------    ---------------    ----------------    ----------------    ----------------    ----------------
   $600,000           $148,500           $195,000            $247,500             $297,000            $346,500
    500,000            123,750            165,000             206,250              247,500             288,750
    400,000             99,000            132,000             165,000              198,000             231,000
    350,000             86,625            115,500             144,375              173,250             202,125
    300,000             74,250             99,000             123,750              148,500             173,250
    250,000             61,875             82,500             103,105              123,750             144,375
    200,000             49,500             66,000              82,500               99,000             115,500
    150,000             37,125             49,500              61,875               74,250              86,625
    100,000             24,750             33,000              41,250               49,500              57,750

*The estimated years of credited service at retirement for the individuals listed in the Summary Compensation Table are 38 years for Harris H. Simmons, 16 years for John J. Gisi, 21 years for A. Scott Anderson, 18 years for John B. D'Arcy and 39 years for W. David Hemmingway, all of whom are presently participants in the SERP. The benefit amounts listed in the table reflect differences due to accrued benefits attained under a formula in effect during previous years, and thus are subject to adjustment. Under current regulations, annual benefits would be capped at $120,000 per year and earnings for the purpose of determining benefits cannot exceed $150,000 under the retirement plan, but such caps would have no effect on annual benefits payable to participants in the SERP.

SUPPLEMENTAL RETIREMENT PLAN

         The Company's Supplemental Retirement Plan is a fixed benefit plan which provides additional retirement benefits for a select group of officers of the Company and certain subsidiaries having the rank of second vice president or above. Benefits to be paid at normal retirement age (65) are $5,000 per year for a period of ten years for second vice presidents or equivalent other rank, $10,000 per year for a period of ten years for vice presidents or equivalent other rank, and $20,000 per year plus a discretionary portion for all senior vice presidents and above. These benefits do not vest prior to attainment of normal retirement age, and will not normally be paid if the employee terminates for any reason prior to normal retirement age other than upon death. In the event of death prior to normal retirement age, the plan pays to the named beneficiary the equivalent benefit, without reduction, for a period of ten years. Persons who are older than 55 when first achieving rank covered by the plan will normally receive a lesser benefit under the plan, determined at the discretion of the Board of Directors. Early retirement under the plan may be allowed, in which case benefits may be reduced at the discretion of the Board of Directors.

         Effective July 1, 1994, the Supplemental Retirement Plan was terminated with respect to new or additional grants, with no effect on existing participants. The annual benefit payable to Messrs. Simmons, Anderson, D'Arcy and Hemmingway upon retirement will be $20,000. Mr. Gisi, who joined the Company in 1994, does not participate in the Supplemental Retirement Plan.

EMPLOYMENT AGREEMENT

         In connection with the acquisition in January 1994 by the Company of National Bancorp of Arizona, Inc. and its subsidiary, National Bank of Arizona, the Company entered into an Employment Agreement with Mr. John J. Gisi. The Employment Agreement has a term of three years, provides for an initial base salary of $200,000, and a minimum bonus of $53,000 payable if the performance of the Company's Arizona banking subsidiary continues at the level experienced by National Bank of Arizona prior to the acquisition. Under the Employment Agreement, salary and bonus are subject to annual review and adjustment by the Executive Compensation Committee in accordance with the compensation policies of the Company. Mr. Gisi is also entitled to reimbursement of automobile expenses, certain country club membership fees, and to participate in all employee benefit plans, long-term incentive plans and stock bonus plans as applicable to officers of the Company. While Mr. Gisi's employment can be terminated by the Company, termination under certain circumstances will entitle Mr. Gisi to a lump-sum payment equivalent to two years' salary. Under the Employment Agreement, certain options for the stock of National Bancorp of Arizona, Inc. held by Mr. Gisi were converted to options for the Company's common stock.

                  PROPOSAL TO APPROVE THE ZIONS BANCORPORATION
                          NON-EMPLOYEE DIRECTORS STOCK
                                   OPTION PLAN
                                  (PROPOSAL 2)

         The Board of Directors proposes the adoption of the Zions Bancorporation Non-Employee Directors Stock Option Plan (the "Plan"), the approval of 100,000 shares to be set aside for and be issuable under the Plan, and the approval of the term of the Plan to April 26, 2005.

         The primary purpose of the Plan is to provide shares issuable under the Plan to non-employee directors who are responsible for reviewing and monitoring the performance of the Company and the performance of the Company's officers; thereby encouraging such Directors to acquire stock ownership in the Company.

         The Plan is intended to grant options which are "non-qualified" options within the meaning of the applicable sections of the Internal Revenue Code, as amended. (See "Federal Income Tax Consequences.") The significant features of the Plan, as it is proposed, are as follows:

         1. Upon adoption, the total number of shares of the Company's no-par value common stock available for issuance upon the exercise of options will be 100,000. Management currently does not contemplate registering the stock set aside for issuance under the Plan with the Securities and Exchange Commission. Thus, after a non-employee director exercises an option, he must hold the stock he receives for at least 2 years before that stock may be sold in the market. If options lapse or terminate without exercise, the shares covered thereby will be available for subsequent options.

         2. Stock options can be granted only to voting directors of the Company who are not currently serving as employees of the Company or any of its affiliates.

         3. The Plan is administered by the Pension and Benefits Committee which consists of officers of the Company. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary. Notwithstanding the above, the committee shall have no discretion about such matters as the selection of the directors to whom options are to be granted, the timing of such grants, the number of shares subject to any option, the exercise price of any option, or the periods and term of any option.

         4. The Plan provides that options of 1,000 shares will be granted annually to each non-employee director which will vest and become exercisable in four equal installments of 250 shares beginning six months from the date of grant and continuing at one-year intervals thereafter. Each option grant shall be for a term of ten years. The purchase price of each option share shall not be less than one hundred percent (100%) of the fair market value of the Company's stock on the date of the option grant. Options will contain appropriate antidilution provisions for adjustment of the number of shares subject to options and the option price in the event of stock splits, stock dividends and certain other events described in the Plan. The market value of the Company's common stock as of February 27, 1996 was $73.25 per share, represented by the closing price as published in the Wall Street Journal.

         5. The options are not transferable except to the grantee's estate in the event of death. In the event of voluntary termination of employment by the director, or termination for cause, all options shall lapse immediately. In the event of death or disability, any outstanding options shall be exercisable for a period of one (1) year after such death or disability.

         6. The Board of Directors may at any time terminate, annul, modify or suspend the Plan, subject to the following conditions: No termination shall terminate any outstanding options granted under the Plan, no change can be made without stockholder approval if the change increases the maximum number of shares which may be granted under the Plan or alters the method by which the option price is determined, extends the option period longer than ten (10) years or materially modifies the requirements as to eligibility for participation in the Plan, provides for the administration of the Plan by a committee that is not composed entirely of officers of the Company who are not eligible to participate in the Plan or causes the options granted under the Plan not to qualify for the exemption provided by Rule 16b-3 of the Securities Exchange Act of 1934.

FEDERAL INCOME TAX CONSEQUENCES

         Based on management's understanding of existing federal income tax laws, the principal consequences of the grant and exercise of non-qualifying stock options is summarized as follows. The grant of a non-qualifying option does not ordinarily have any income tax consequences to the optionee. Upon exercise of the option, the optionee will realize ordinary income for income tax purposes equal to the difference between the fair market value of the shares received at the date of exercise less the option price. If the optionee holds the shares for a period of at least one year after the date of exercise, any additional gain or loss will be treated as a long-term capital gain or loss for federal income tax purposes. The Company will ordinarily be entitled to a tax deduction equal to the income recognized by the optionee at the date of exercise.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED ZIONS BANCORPORATION NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

                   PERFORMANCE GRAPH FOR ZIONS BANCORPORATION
                 INDEXED COMPARISON OF 5-YEAR CUMULATIVE TOTAL
                                     RETURN



                                    [GRAPH]

----------------------------------------------------------------------
                     1990     1991     1992     1993     1994     1995
----------------------------------------------------------------------
S & P 500             100   130.48   140.41   154.56   156.6    215.45
KBW 50 Index          100   158.27   201.68   212.85   201.99   323.52
Zions Corporation     100   140.24   254.17   253.43   253.36   581.41
----------------------------------------------------------------------

Note: Assumes $100 invested on 12-31-90 in Zions Bancorporation, S & P 500 stock market index and Keefe, Bruyette & Woods (KBW) 50 bank stock index. Assumes reinvestment of dividends on a quarterly basis.


                              ZIONS BANCORPORATION
                            RETURN ON AVERAGE EQUITY


                                    [GRAPH]


--------------------------------------------------
      1991     1992     1993     1994     1995
--------------------------------------------------
     14.59%   19.64%    20.33%   18.82%   20.47%
--------------------------------------------------

                          COMPENSATION COMMITTEE REPORT

             SUMMARY OF COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Executive Compensation Committee (the "Compensation Committee") of the
Board of Directors has furnished the following report on executive compensation:

         Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which attempt to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders. In the Company, return on average shareholders' equity is a critical focus in the establishment of long-term incentive programs. Due to the Company's relatively modest compensation structure, the Compensation Committee has not yet adopted a policy regarding recent changes in the federal tax laws relating to deductibility of certain executive compensation. The process involved in the executive compensation determination for fiscal 1995 is summarized below:

 .   Compensation for each of the persons named in the Summary Compensation
    Table, as well as other senior executives, consists of a base salary, an annual bonus and long-term incentive compensation. Long-term incentives consist primarily of annual grants of units of participation under the Company's Senior Management Value-Sharing Plan (the "Value-Sharing Plan"), supplemented by occasional grants of Incentive Stock Options. The Value-Sharing Plan is closely tied to Company performance as measured by return on shareholders' equity and earnings per share. See "Long-term Incentive Plan Awards in Fiscal 1995."

 .   The Compensation Committee determines base salaries and annual bonuses after a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience and responsibilities at other institutions, individual job performance, local market conditions and the Committee's perception of the overall financial performance of the Company (particularly operating results), without considering specific performance targets or objectives, and without assigning particular weight to individual factors. As to executive officers other than the chief executive officer, the Compensation Committee also considers the recommendations made by the chief executive officer.

 .   Information regarding salaries paid by other financial institutions is provided annually through an independent survey, and normally every three years by an independent consultant (most recently in 1993). The consultant compares the Company's compensation levels with a peer group of financial institutions selected by asset size from the consultant's data base. In its most recent study, the consultant selected fifteen institutions with asset size ranging from $2.8 billion to $10.6 billion. The study indicated, based on a regression analysis, that the base and annual bonus compensation in total for the Company's chief executive officer and the other executive officers was somewhat below the median total compensation level for the peer group as adjusted for institution size. This peer group is not the same peer group used in the Performance Graphs.

 .   Units of participation in the Value-Sharing Plan's award funds are granted on a discretionary basis, in a laddered structure reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of individual responsibilities. The Committee reviewed and approved the Value-Sharing Plan's target levels of return on equity and earnings per share for the 1995 award fund as well as the corresponding variation in size of the award fund. In 1995, as in every year since the Value-Sharing Plan was first adopted, the Company's AROE and AEPS have been within ranges which, if continued throughout the applicable four- year period covered by each award fund, would provide payouts under the plan. A payout occurred under the Value-Sharing Plan in 1995. (See "Summary Compensation Table," n.7.) The Company's consultant has reported that in comparison to the peer group selected by the consultant, the Company's compensation package provides proportionately less compensation through salary and bonus, and proportionately more compensation through long-term incentive compensation, consisting of the Value-Sharing Plan and incentive stock options. Consultant reports are merely one factor taken into consideration by the Committee in the process of making an independent and subjective determination as to compensation.

 .   The Compensation Committee reviews the salary of the chief executive officer and compares it to those in peer positions in companies of similar size and performance levels, using information obtained through the Company's independent compensation consultant concerning salary competitiveness, and extrapolating from information obtained in previous years when no survey has been conducted for the latest year. The Compensation Committee establishes the chief executive officer's base salary and annual bonus based on the Compensation Committee's subjective assessment of the chief executive officer's past performance, its expectation as to his future contributions in leading the Company, and the information provided by the compensation consultant. A similar process is used by the Compensation Committee to determine the number of units of participation the chief executive officer receives in the Value-Sharing Plan.

 .   The Company periodically grants incentive stock options to executives.
    Grants were made in April 1995. Such grants are discretionary with the Compensation Committee, and are typically made in a laddered structure reflecting the position of each executive officer in the Company and that person's proportionate responsibility for overall corporate performance. Typically, the chief executive officer recommends the quantity and terms of options to be granted to the executive officers other than the chief executive officer. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual's responsibilities. Information regarding the quantity and terms of stock options granted by other financial institutions has been provided by the Company's independent consultant with respect to the peer group selected by the consultant.

EXECUTIVE COMPENSATION COMMITTEE

Jerry C. Atkin, Chairman
Roger B. Porter
Dale W. Westergard

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Dale W. Westergard is a former executive vice president of the Company and is presently a member of the Board of Directors of Zions First National Bank, the Company's largest subsidiary.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain directors and officers and/or their affiliates borrow from time to time from Zions First National Bank and other subsidiaries of the Company, at regular rates and terms, and are subject to all rules and regulations applicable to banks. Aggregate loans to the directors, executive officers and principal shareholders of the Company in excess of $60,000 to any such persons as of December 31, 1995, comprised approximately 2.5% of total shareholders' equity of the Company. Such borrowings were made in the ordinary course of business, do not involve more-than-normal risks of collectability, and are made on terms comparable to borrowings by others of similar credit risk.

         In March 1995, Roy W. Simmons (Chairman of the Company) made a gift of certain non-qualified stock options which had been granted to him by the Company (the "Gift Options") to his son, Harris H. Simmons (President and Chief Executive Officer of the Company). The transfer of the Gift Options to Harris H. Simmons was not compensatory in any way, but was merely a gift from father to son. During 1995, Harris H. Simmons exercised certain of the Gift Options which resulted in Harris H. Simmons recognizing $189,000 of non-qualified stock option income.

         In September 1993, the Company acquired National Bancorp of Arizona, Inc. ("NBA"). As part of the acquisition of NBA by the Company, the Company agreed to convert all options for the purchase of NBA common stock into options for purchase of common stock of the Company. At the time of the NBA acquisition, John J. Gisi held an option for the purchase of 80,000 shares of NBA common stock (the "NBA Option"). Pursuant to a Stock Option Agreement between the Company and Mr. Gisi, the NBA Option was replaced by an option entitling Mr. Gisi to purchase up to 36,000 shares of the Company (the "New Option"). During 1995, Mr. Gisi exercised certain of the New Options which resulted in Mr. Gisi recognizing $807,632 of non-qualified stock option income.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS
                                  (PROPOSAL 3)

         KPMG Peat Marwick LLP, Certified Public Accountants, has served as independent auditor for the Company and its subsidiaries since 1965. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Shareholders, and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP as the firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the year to end December 31, 1996, subject to ratification by the shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ABOVE PROPOSAL.


                                  OTHER MATTERS
                                  (PROPOSAL 4)

         Except as set forth herein, management has no knowledge of any matters to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.


                   DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS
                         FOR 1997 SHAREHOLDERS' MEETING

         The date by which shareholders' proposals must be submitted to the Company for inclusion in the Proxy Statement for the 1997 Shareholders' Meeting is December 16, 1996.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1995, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, 1380 KENNECOTT BUILDING, SALT LAKE CITY, UTAH 84133.




                ZIONS BANCORPORATION - 1380 KENNECOTT BUILDING -
                   SALT LAKE CITY, UTAH 84133 - (801) 524-4787

                              ZIONS BANCORPORATION
                                                          SOLICITED ON BEHALF OF
PROXY                                                     THE BOARD OF DIRECTORS
The undersigned hereby appoints A. SCOTT ANDERSON, GARY L. ANDERSON and W.
DAVID HEMINGWAY or any of them with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in Zions Bancorporation at the Annual Shareholder's Meeting to be held on April 26, 1996 and at all adjournments thereof upon the matters listed below.
1.  To elect Directors
    ALL NOMINEES LISTED BELOW (except as marked to the contrary)
                                         FOR [ ]          WITHHOLD AUTHORITY [ ]
    INSTRUCTION:  To withhold authority for any individual, cross a line through the nominee's name in the list below:

    Jerry C. Atkin    Grant R. Caldwell    Roy W. Simmons    Dale W. Westergard

2.  To approve the Zions Bancorporation Non-Employee Directors Stock Option
    Plan.                                FOR [ ]     AGAINST [ ]     ABSTAIN [ ]
3.  To approve the appointment of KPMG Peat Marwick LLP as independent auditors
    for the year 1996.                   FOR [ ]     AGAINST [ ]     ABSTAIN [ ]
4.  To transact any other such business as may properly come before the
    meeting.                             FOR [ ]     AGAINST [ ]     ABSTAIN [ ]
    UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS and IN FAVOR OF ITEMS 2, 3 and 4.

                                                                          (L.S.)
                                           -------------------------------

Dated                            , 1996.   -------------------------------(L.S.)
      ---------------------------          Please sign exactly as name
                                           appears on reverse side